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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): OCTOBER 2, 2003

                               BOTTLING GROUP, LLC
             (Exact name of registrant as specified in its charter)

DELAWARE                            333-80361-01           13-4042452
(State or other jurisdiction        (Commission            (IRS Employer
of incorporation)                   File Number)           Identification No.)

                         ONE PEPSI WAY, SOMERS, NY 10589
               (Address of principal executive offices) (Zip Code)

                                 (914) 767-6000
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

         On September 5, 2003, the Securities and Exchange Commission (the "Commission") declared effective the Registration Statement on Form S-3 (the "Registration Statement") of Bottling Group, LLC (the "Company") (Registration No. 333-108225) which permits the Company to issue up to an aggregate of $1.0 billion of its senior notes.

         The Company has filed with the Commission a prospectus, consisting of a prospectus supplement dated October 2, 2003 together with a base prospectus dated September 5, 2003. The prospectus relates to the offering of an aggregate of $500,000,000 of its 2.45% Senior Notes due October 16, 2006 (the "Senior Notes") pursuant to an Underwriting Agreement entered into among the Company and Banc of America Securities LLC, J.P.Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several underwriters, dated October 2, 2003 (the "Underwriting Agreement"). The Senior Notes will be issued pursuant to an Indenture dated as of October 1, 2003 between the Company and JPMorgan Chase Bank, as trustee (the "Indenture"). The Company expects to receive approximately $498,095,000 in net proceeds from this offering, with closing expected
October 7, 2003.

         The Company disclosed in its prospectus the following interim unaudited financial results. For the third quarter of 2003, net revenues were $2.8 billion, a 14% increase over the similar period in 2002 when net revenues were $2.5 billion. Net income for the third quarter of 2003 was $307 million, a 7% increase over net income of $287 million for the similar period in 2002. For the 36-weeks ended September 6, 2003, the Company's net revenues were $7.2 billion, a 12% increase over the 36-weeks ended September 7, 2002, when net revenues were $6.4 billion. Net income for the 36-weeks ended September 6, 2003 was $606 million, a 4% decrease over the net income of $634 million for the 36-weeks ended September 7, 2002. As of September 6, 2003, the Company had approximately $3.9 billion of indebtedness and guaranteed $1.0 billion of the indebtedness of The Pepsi Bottling Group, Inc. ("PBG").

         The Company's interim unaudited financial results differ from the interim unaudited financial results of PBG, the owner of approximately 93.2% of the Company's membership interests, as a result of adjustments made by PBG primarily for minority interest, income taxes, interest expense and the elimination of intercompany transactions.

         In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing with the Commission the Underwriting Agreement, the Indenture, Form of its Senior Notes and Computation of Ratio of Earnings to Fixed Charges of Bottling Group, LLC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibits.

Exhibit No.

         1.1 Underwriting Agreement, dated October 2, 2003, by and among Bottling Group, LLC and Banc of America Securities LLC, J.P.Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several underwriters.

         4.1 Indenture, dated as of October 1, 2003, by and between Bottling Group, LLC and JPMorgan Chase Bank, as trustee.

         4.2 Form of Note for the 2.45% Senior Notes due October 16, 2006.

        12.1 Computation of Ratio of Earnings to Fixed Charges of Bottling Group, LLC (incorporated by reference to prospectus supplement dated October 2, 2003 of Bottling Group, LLC)
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   BOTTLING GROUP, LLC
                                                      (Registrant)

                                                   /s/ Steven M. Rapp
                                               --------------------------
Date: October 3, 2003                                  (Signature)
                                                     STEVEN M. RAPP
                                               MANAGING DIRECTOR-DELEGATEE